Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated October 24, 2002 relating to the financial statements of the BHP Billiton Group, which appear in such Registration Statement.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ KPMG AUDIT PLC	/s/ KPMG
KPMG AUDIT PLC	KPMG
London	Melbourne
April 8, 2003	April 8, 2003

/s/ PRICEWATERHOUSECOOPERS, LLP	/s/ PRICEWATERHOUSECOOPERS
PRICEWATERHOUSECOOPERS, LLP	PRICEWATERHOUSECOOPERS
London	Melbourne
April 8, 2003	April 8, 2003